Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Atlantic Capital Bancshares, Inc. on Form S-8 relating to the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan and the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan of our report dated March 12, 2015 on the consolidated financial statements and effectiveness of internal control over financial reporting of First Security Group, Inc.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Franklin, Tennessee

October 30, 2015